CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS THIRD QUARTER RESULTS

- Quarterly Revenues and Adjusted Diluted EPS Exceed Expectations -
- Quarterly Operating Cash Flow Remains Strong -
- Upward Revision to Earnings Guidance Reflects Favorable Performance -

COVINGTON, Ky., October 30, 2008 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, today reported financial results for its third quarter ended September 30, 2008.

Financial results for the quarter ended September 30, 2008, as compared with the same prior-year period, including restructuring and related charges and other special items described below, were as follows:

  Earnings per diluted share were 49 cents versus 35 cents
  Net income was $57.7 million as compared with $42.6 million
  Sales were $1,603.4 million as compared with $1,537.0 million

Results for both the third quarter of 2008 and 2007 include special items (which are described below) of $22.3 million pretax and $17.8 million pretax, respectively. Adjusting for these special items, results for the quarter ended September 30, 2008 and 2007, respectively, were as follows:

  Adjusted earnings per diluted share were 61 cents versus 44 cents
  Adjusted net income was $71.2 million as compared with $53.4 million
  Sales were $1,603.4 million as compared with $1,537.0 million

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased with our results for the quarter, which we believe underscore the continued stabilization we have been seeing in our business throughout the year and the broadening of our growth platform by entering adjacent markets. Strong financial results in our institutional pharmacy business were driven by certain positive trends in the pharmaceutical marketplace as well as by continued

progress in the execution of strategies designed to restore growth and enhance profitability. These factors, coupled with the strong performance in our specialty pharmacy businesses, including newly acquired Advanced Care Scripts, produced financial results that were well ahead of expectations for the quarter.”

The Company also noted that its results continue to be impacted by the unilateral reduction in April 2006 by UnitedHealth Group, Inc. and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in reimbursement rates that resulted from United’s action, as compared with reimbursement rates under the originally negotiated contract, reduced sales and operating profit in the third quarter of 2008 by approximately $25 million pretax (approximately $15 million aftertax), by approximately $73 million pretax (approximately $44 million aftertax) for the nine months ended September 30, 2008, and cumulatively since April 2006, by approximately $272 million pretax (approximately $169 million aftertax). This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

Financial Position

Cash flow from operations for the quarter ended September 30, 2008 was $103.3 million versus $195.3 million in the comparable prior-year quarter. It should be noted that the 2008 third quarter includes one extra weekly payment to the Company’s drug wholesaler of approximately $65 million as compared with both the prior-year and previous 2008 quarters.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2008, including the special items discussed below, was $156.8 million versus $135.7 million in the third quarter of 2007. Excluding the special items, adjusted EBITDA in the 2008 third quarter was $179.1 million versus $153.5 million in the 2007 third quarter.

At September 30, 2008, Omnicare had $196.5 million in cash on its balance sheet. Its total debt to total capital at September 30, 2008 was 45.4%, down approximately 80 basis points from December 31, 2007.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (“GAAP”) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,551.9 million for the third quarter of 2008, as compared with $1,488.5 million reported in the third quarter of 2007. Adjusted operating profit in this business was $173.3 million in the 2008 third quarter as compared with $146.9 million earned in the same 2007 quarter.

The results for the quarter include the acquisition of Advanced Care Scripts, Inc. which was completed in July 2008. Advanced Care Scripts, based in Orlando, Florida, is a specialty pharmacy services company currently focused on disease states within oncology and neurology. Based on the quarter ended September 30, 2008, Advanced Care Scripts is generating revenues at an annualized rate of approximately $272 million, up approximately 15% from its annualized revenue run rate of $237 million based on the quarter ended June 30, 2008.

At September 30, 2008, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,432,000 beds, including approximately 67,000 patients served under the patient assistance programs of its specialty pharmacy services business. At June 30, 2008, the comparable number was 1,438,000 beds (including approximately 70,000 patients served under patient assistance programs). The comparable number at September 30, 2007 was 1,452,000 beds (including approximately 56,000 patients served under the patient assistance programs of the specialty pharmacy services business). The Company also noted that the number of beds served at September 30, 2008 reflects approximately 9,300 beds that the Company had voluntarily foregone owing to pricing or payment issues and facility closures or sales.

Omnicare’s pharmacy services sales for the third quarter of 2008 were higher than the comparable prior-year quarter owing to strong drug price inflation, the utilization of certain high acuity drugs and biologic agents and growth in the specialty pharmacy services business, including the acquisition of Advanced Care Scripts. These factors more than offset the impact of the increased availability and use of generic drugs, utilization and/or reimbursement reductions for certain drugs, the lower net number of beds served along with a shift in mix toward assisted living which typically has lower penetration rates, and lower revenues reported from copays and rejected claims as well as from certain matters in litigation. Adjusted operating profit for the third quarter of 2008 showed substantial improvement over the comparable prior-year quarter owing largely to the increased availability and use of generic drugs, drug price inflation, lower bad debt expense, favorable performance in the hospice pharmacy and specialty pharmacy businesses, including the acquisition of Advanced Care Scripts, and the benefits of certain cost reduction and productivity improvement initiatives.

On a sequential basis, revenues in the pharmacy services business were also higher owing largely to strong drug price inflation and increased utilization of certain higher acuity drugs and biologic agents and growth in the specialty pharmacy services business, including the acquisition of Advanced Care Scripts. Partially offsetting these factors were the increased availability and use of generic drugs, a lower net number of beds served and the bed mix shift, and reductions in utilization and/or reimbursement for certain drugs. Adjusted operating profit for the third quarter was significantly higher on a sequential basis owing largely to increases in the availability and use of generic drugs, drug price inflation, improved performance in the hospice pharmacy and specialty pharmacy businesses, including the acquisition of Advanced Care Scripts, and the benefits of certain of the Company’s cost reduction and productivity improvement initiatives.

Further, the Company noted that progress continues in the Omnicare Full Potential Plan as the Company implements the hub-and-spoke configuration for its institutional pharmacy operations. When completed, this major initiative is expected to reduce operating costs, increase efficiency and enhance customer growth.

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $51.5 million on a GAAP basis for the third quarter of 2008 as compared with $48.5 million in revenues generated in the same prior-year quarter. Included in the 2008 and 2007 periods were reimbursable out-of-pocket expenses totaling $8.3 million and $7.9 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $43.2 million for the 2008 third quarter as compared with $40.6 million for the same prior-year period. Adjusted operating profit for the 2008 third quarter totaled $4.5 million versus $3.8 million in the same prior-year period. Backlog at September 30, 2008 was $328 million as compared with $311 million at September 30, 2007.

Nine Months Results

Financial results for the nine months ended September 30, 2008, as compared with the same prior-year period, including restructuring and related charges and other special items described below were as follows:

  Earnings per diluted share were $1.05 versus $1.11
  Net income was $124.5 million as compared with $134.8 million
  Sales were $4,712.5 million as compared with $4,663.2 million

Results for both the first nine months of 2008 and 2007 include special items (which are described later herein) of $80.8 million pretax and $59.8 million pretax, respectively. Adjusting for these special items, results for the nine months ended September 30, 2008, as compared with the same prior-year period, were as follows:

  Adjusted earnings per diluted share were $1.47 versus $1.42
  Adjusted net income was $173.9 million as compared with $171.5 million
  Adjusted sales were $4,712.5 million as compared with $4,663.2 million

EBITDA for the first nine months of 2008, including special items, was $391.1 million versus $423.6 million in the comparable prior-year period. Excluding the special items,

adjusted EBITDA in the first nine months of 2008 was $471.9 million as compared with $483.4 million in the first nine months of 2007.

Cash flow from operations for the nine months ended September 30, 2008 totaled $331.9 million. Cash flow from operations over the same period in 2007 was $431.2 million. It should be noted that the 2008 year-to-date period includes the aforementioned extra weekly payment of approximately $65 million to the Company’s drug wholesaler.

Special Items

As noted above, the results for the third quarter of 2008 include certain special items totaling $22.3 million pretax ($13.5 million aftertax, or approximately 12 cents per diluted share). Operating income for the third quarter of 2008 includes a pretax charge of $7.7 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The third quarter 2008 results also include special litigation charges of $13.5 million pretax associated with litigation and other related professional fees in connection primarily with the Company’s lawsuit against United and certain large customer disputes, as well as previously disclosed government inquiries, and a pretax charge of $1.2 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

As noted above, the results for the third quarter of 2007 include certain special items totaling $17.8 million pretax ($10.8 million aftertax, or approximately 9 cents per diluted share). Operating income for the third quarter of 2007 includes a net pretax charge of $5.0 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The third quarter 2007 results also include special litigation charges of $9.2 million pretax associated with litigation-related professional fees in connection with separately disclosed government inquiries and litigation, as well as the Company’s lawsuit against United, and $3.6 million pretax in incremental costs associated with the closure of one of the Company’s repackaging operations.

The first nine months of 2008 include special items totaling $80.8 million pretax ($49.4 million aftertax, or approximately 42 cents per diluted share), including $24.9 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $51.1 million pretax associated with the above-mentioned litigation and related professional fees, and $4.8 million pretax in incremental costs relating to the closure of one of the Company’s repackaging operations.

The first nine months of 2007 include special items totaling $59.8 million pretax ($36.7 million aftertax, or approximately 30 cents per diluted share), including $20.4 million pretax for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $25.1 million pretax associated with litigation-related professional fees, and $14.4 million pretax relating to the incremental costs associated with the closure of the one of the Company’s repackaging operations.

Outlook

“We are encouraged by our results for the quarter that we believe reflect both the ongoing stabilization and progress in our core business and the strong growth of our specialty pharmacy businesses as well as a number of positive industry trends underlying our performance. Given this favorable performance relative to expectations for the quarter, along with the trends we see for the balance of the year, we now believe Omnicare’s diluted earnings per share, as adjusted for special items, will be in the range of $2.09 to $2.11 for the full year 2008.

“Longer term, we believe the fundamentals underpinning our business remain sound. Our services are essential, no matter what may be occurring in the broader economy. Further, given the aging of the U.S. population, demand for pharmacy services for the senior population should continue to grow over time. We believe that our franchise and scale position us uniquely within our industry to benefit from these demographics and the importance of pharmaceutical care in treating the frail elderly who suffer from the chronic diseases of aging. Moreover, we believe there is significant opportunity for Omnicare in increasing access to drug therapy for the broader population through our hospice pharmacy and specialty pharmacy services businesses.”

Webcast Today

Omnicare will hold a conference call to discuss third-quarter results today, Thursday, October 30, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities, chronic care and other settings comprising more than 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and product support services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology and medical device industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended				Nine months ended
	September 30,				September 30,
	2008		2007		2008		2007

Net sales	$1,603,389	(a)(b)	$1,536,989	(a)(b)	$4,712,520	(a)(b)	$4,663,211	(a)(b)
Cost of sales	1,187,585	(a)	1,151,327	(a)	3,531,809	(a)	3,492,429	(a)
Heartland matters	1,041	(c)	3,320	(c)	4,175	(d)	11,631	(d)
Gross profit	414,763	(b)(c)	382,342	(b)(c)	1,176,536	(b)(d)	1,159,151	(b)(d)
Selling, general and administrative expenses	237,889		229,683		711,505		683,300
Provision for doubtful accounts	28,911		30,362		85,070		89,165
Restructuring and other related charges	7,655	(c)	4,957	(c)	24,887	(d)	20,381	(d)
Litigation and other related professional fees	13,479	(c)	9,192	(c)	51,143	(d)	25,109	(d)
Heartland matters	129	(c)	328	(c)	628	(d)	2,720	(d)
Operating income	126,700	(b)(c)	107,820	(b)(c)	303,303	(b)(d)	338,476	(b)(d)
Investment income	1,441		2,369		6,011		6,392
Interest expense	(36,908)		(40,925)		(109,904)		(124,691)
Income before income taxes	91,233		69,264		199,410		220,177
Income tax expense	33,528		26,667		74,956		85,352
Net income	$57,705	(b)(c)	$42,597	(b)(c)	$124,454	(b)(d)	$134,825	(b)(d)

Earnings per share:(j)
Basic	$0.50		$0.36		$1.06		$1.13
Diluted	$0.49	(b)(c)	$0.35	(b)(c)	$1.05	(b)(d)	$1.11	(b)(d)

Weighted average number of common
shares outstanding:
Basic	115,983		119,466		117,904		119,312
Diluted	117,483		121,229		118,764		121,320

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (e)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

					Corporate
	Pharmacy		CRO		and		Consolidated
	Services		Services		Consolidating		Totals
Three months ended September 30, 2008:
Adjusted net sales	$1,551,925	(b)	$43,184	(f)	$-		$1,595,109	(b)(f)
Adjusted operating income (expense)	$173,287	(g)	$4,544	(g)	$(28,827)	(g)	$149,004	(g)
Depreciation and amortization	22,479		473		7,172		30,124
Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (h)	$195,766	(g)	$5,017	(g)	$(21,655)	(g)	$179,128	(g)

Three months ended September 30, 2007:
Adjusted net sales	$1,488,518	(b)	$40,587	(f)	$-		$1,529,105	(b)(f)
Adjusted operating income (expense)	$146,884	(g)	$3,823	(g)	$(25,090)	(g)	$125,617	(g)
Depreciation and amortization	20,652		457		6,799		27,908
Adjusted EBITDA (h)	$167,536	(g)	$4,280	(g)	$(18,291)	(g)	$153,525	(g)

Nine months ended September 30, 2008:
Adjusted net sales	$4,558,252	(b)	$129,807	(f)	$-		$4,688,059	(b)(f)
Adjusted operating income (expense)	$455,653	(g)	$12,386	(g)	$(83,903)	(g)	$384,136	(g)
Depreciation and amortization	63,410		1,362		23,015		87,787
Adjusted EBITDA (h)	$519,063	(g)	$13,748	(g)	$(60,888)	(g)	$471,923	(g)

Nine months ended September 30, 2007:
Adjusted net sales	$4,517,079	(b)	$122,803	(f)	$-		$4,639,882	(b)(f)
Adjusted operating income (expense)	$463,124	(g)	$9,527	(g)	$(74,334)	(g)	$398,317	(g)
Depreciation and amortization	63,532		1,411		20,173		85,116
Adjusted EBITDA (h)	$526,656	(g)	$10,938	(g)	$(54,161)	(g)	$483,433	(g)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$181,108	$274,448
Restricted cash	15,397	3,155
Accounts receivable, net	1,374,770	1,376,288
Unbilled receivables, CRO	26,765	24,855
Inventories	422,392	448,183
Deferred income tax benefits	129,550	126,239
Other current assets	195,151	202,982
Total current assets	2,345,133	2,456,150
Properties and equipment, net	213,398	199,449
Goodwill	4,254,320	4,342,169
Identifiable intangible assets, net	338,431	323,637
Other noncurrent assets	265,193	272,374
Total noncurrent assets	5,071,342	5,137,629
Total assets	$7,416,475	$7,593,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$325,128	$371,020
Accrued employee compensation	58,031	32,696
Deferred revenue, CRO	20,017	22,068
Current debt	2,434	3,192
Other current liabilities	220,476	223,184
Total current liabilities	626,086	652,160
Long-term debt, notes and convertible debentures	2,766,723	2,820,751
Deferred income tax liabilities	325,939	449,789
Other noncurrent liabilities	362,373	379,376
Total noncurrent liabilities	3,455,035	3,649,916
Total liabilities	4,081,121	4,302,076
Stockholders' equity (k)	3,335,354	3,291,703
Total liabilities and stockholders' equity	$7,416,475	$7,593,779

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Nine months ended
	September 30, 2008	September 30, 2008
Cash flows from operating activities:
Net income	$57,705	$124,454
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation	13,207	39,265
Amortization	16,917	48,522
Changes in assets and liabilities, net of effects
from acquisition of businesses	15,444	119,644
Net cash flows from operating activities	103,273	331,885

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(110,044)	(201,032)
Capital expenditures	(18,514)	(46,982)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	170	(11,419)
Other	(568)	(574)
Net cash flows used in investing activities	(128,956)	(260,007)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(566)	(52,172)
Increase / (decrease) in cash overdraft balance	1,294	(2,312)
Payments for Omnicare common stock repurchases (k)	-	(100,165)
Proceeds from / (payments) for stock awards and exercise of
stock options, net of stock tendered in payment	2,620	(1,183)
Excess tax benefits from stock-based compensation	668	750
Dividends paid	(2,668)	(8,080)
Net cash flows from financing activities	1,348	(163,162)

Effect of exchange rate changes on cash	(3,287)	(2,056)

Net (decrease) in cash and cash equivalents	(27,622)	(93,340)
Cash and cash equivalents at beginning
of period	208,730	274,448
Cash and cash equivalents at
end of period	$181,108	$181,108

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Adjusted net sales:
Net sales (a)(b)	$1,603,389	$1,536,989	$4,712,520	$4,663,211
Reimbursable out-of-pockets (a)	(8,280)	(7,884)	(24,461)	(23,329)
Adjusted net sales, excluding EITF No. 01-14 (b)(f)	$1,595,109	$1,529,105	$4,688,059	$4,639,882

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$126,700	$107,820	$303,303	$338,476
Special items (g)	22,304	17,797	80,833	59,841
Adjusted EBIT (g)	$149,004	$125,617	$384,136	$398,317

Adjusted income before income taxes:
Income before income taxes	$91,233	$69,264	$199,410	$220,177
Special items (g)	22,304	17,797	80,833	59,841
Adjusted income before income taxes (g)	$113,537	$87,061	$280,243	$280,018

Adjusted net income:
Net income	$57,705	$42,597	$124,454	$134,825
Special items, net of taxes (g)	13,539	10,797	49,406	36,700
Adjusted net income (g)	$71,244	$53,394	$173,860	$171,525

Adjusted earnings per share:(j)
Basic earnings per share	$0.50	$0.36	$1.06	$1.13
Special items, net of taxes (g)	0.12	0.09	0.42	0.31
Adjusted basic earnings per share (g)	$0.61	$0.45	$1.47	$1.44
Diluted earnings per share	$0.49	$0.35	$1.05	$1.11
Special items, net of taxes (g)	0.12	0.09	0.42	0.30
Adjusted diluted earnings per share (g)	$0.61	$0.44	$1.47	$1.42

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (h)
EBIT	$126,700	$107,820	$303,303	$338,476
Depreciation and amortization	30,124	27,908	87,787	85,116
EBITDA (h)	156,824	135,728	391,090	423,592
Special items (g)	22,304	17,797	80,833	59,841
Adjusted EBITDA (g)(h)	$179,128	$153,525	$471,923	$483,433

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

EBITDA to net cash flows from operating activities:
EBITDA (h)	$156,824	$135,728	$391,090	$423,592
(Subtract)/Add:
Interest expense, net of investment income	(35,467)	(38,556)	(103,893)	(118,299)
Income tax provision	(33,528)	(26,667)	(74,956)	(85,352)
Changes in assets and liabilities, net of effects from
acquisition of businesses	15,444	124,807	119,644	211,298
Net cash flows from operating activities	$103,273	$195,312	$331,885	$431,239

Free cash flow: (i)
Net cash flows from operating activities	$103,273	$195,312	$331,885	$431,239
Capital expenditures	(18,514)	(14,179)	(46,982)	(33,104)
Dividends	(2,668)	(2,744)	(8,080)	(8,226)
Free cash flow (i)	$82,091	$178,389	$276,823	$389,909

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$151,832	$129,655	$378,583	$409,519
Special items (g)	21,455	17,229	77,070	53,605
Adjusted EBIT - Pharmacy Services (g)	$173,287	$146,884	$455,653	$463,124
Adjusted EBITDA - Pharmacy Services: (h)
EBITDA (h)	$174,311	$150,307	$441,993	$473,051
Special items (g)	21,455	17,229	77,070	53,605
Adjusted EBITDA - Pharmacy Services (g)(h)	$195,766	$167,536	$519,063	$526,656

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(29,676)	$(25,517)	$(86,292)	$(78,359)
Special items (g)	849	427	2,389	4,025
Adjusted EBIT - Corporate and Consolidating (g)	$(28,827)	$(25,090)	$(83,903)	$(74,334)

Adjusted EBITDA - Corporate and Consolidating: (h)
EBITDA (h)	$(22,504)	$(18,718)	$(63,277)	$(58,186)
Special items (g)	849	427	2,389	4,025
Adjusted EBITDA - Corporate and Consolidating (g)(h)	$(21,655)	$(18,291)	$(60,888)	$(54,161)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (a)	$51,464	$48,471	$154,268	$146,132
Reimbursable out-of-pockets (a)	(8,280)	(7,884)	(24,461)	(23,329)
Adjusted net sales - CRO Services (f)	$43,184	$40,587	$129,807	$122,803
Adjusted EBIT - CRO Services:
EBIT	$4,544	$3,682	$11,012	$7,316
Special items (g)	-	141	1,374	2,211
Adjusted EBIT - CRO Services (g)	$4,544	$3,823	$12,386	$9,527
Adjusted EBITDA - CRO Services: (h)
EBITDA (h)	$5,017	$4,139	$12,374	$8,727
Special items (g)	-	141	1,374	2,211
Adjusted EBITDA - CRO Services (g)(h)	$5,017	$4,280	$13,748	$10,938

DEFINITIONS:

      GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").

      Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

The Company continues to be impacted by the unilateral reduction in April 2006 by UnitedHealth Group and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in reimbursement rates that resulted from United’s action, as compared with reimbursement rates under the originally negotiated contract, reduced sales and operating profit for the three and nine months ended September 30, 2008 by approximately $25 million and $73 million (approximately $15 million and $44 million after taxes, or an estimated $0.13 and $0.37 per diluted share), respectively, and cumulatively since April 2006 by approximately $272 million (approximately $169 million after taxes, or an estimated $1.39 per diluted share). This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

(c)	The three months ended September 30, 2008 and 2007 include the following special items:

(i)

For the three months ended September 30, 2008 and 2007, operating income includes restructuring and other related charges of $7,655 and $4,957 before taxes ($4,651 and $3,007 after taxes, or $0.04 and $0.02 per diluted share), respectively. This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

(ii)

The three months ended September 30, 2008 and 2007 also include special litigation and other related professional fees of $13,479 and $9,192 before taxes ($8,179 and $5,577 after taxes, or $0.07 and $0.05 per diluted share), respectively. The $13,479 pretax charge for the three months ended September 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other large customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government, and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The $9,192 pretax charge for the three months ended September 30, 2007 relates primarily to litigation-related

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party.

(iii)

For the three months ended September 30, 2008, operating income includes a special charge of $1,170 before taxes ($1,041 and $129 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($709 after taxes, or $0.01 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues (“Heartland Matters”). For the three months ended September 30, 2007, operating income includes a special charge of $3,648 before taxes ($3,320 and $328 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($2,213 after taxes, or $0.02 per diluted share) for costs associated with the Heartland Matters.

(d)	The nine months ended September 30, 2008 and 2007 include the following special items:

(i)

For the nine months ended September 30, 2008 and 2007, operating income includes restructuring and other related charges of $24,887 and $20,381 before taxes ($15,211 and $12,515 after taxes, or $0.13 and $0.10 per diluted share), respectively. Approximately $24,887 and $21,960 of the pretax charge for the nine months ended September 30, 2008 and 2007, respectively, relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth. Approximately $(1,579) of the pretax charge for the nine months ended September 30, 2007 relates to the Company’s previously disclosed consolidation and productivity initiative related, in part, to the integration of the NeighborCare, Inc. acquisition and other related activities.

(ii)

The nine months ended September 30, 2008 and 2007 also include special litigation and other related professional fees of $51,143 and $25,109 before taxes ($31,259 and $15,378 after taxes, or $0.26 and $0.13 per diluted share), respectively. The $51,143 pretax charge for the nine months ended September 30, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other large customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The $25,109 pretax charge for the nine

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

months ended September 30, 2007 relates primarily to litigation-related professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against United, the inquiry conducted by the Attorney General’s office in Michigan relating to certain billing issues under the Michigan Medicaid program, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party.

(iii)

For the nine months ended September 30, 2008, operating income includes a special charge of $4,803 before taxes ($4,175 and $628 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($2,936 after taxes, or $0.02 per diluted share) for costs associated with the Heartland Matters. For the nine months ended September 30, 2007, operating income includes a special charge of $14,351 before taxes ($11,631 and $2,720 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($8,807 after taxes, or $0.07 per diluted share) for costs associated with the Heartland Matters.

(e)

Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(f)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(g)

The noted presentation for the three and nine months ended September 30, 2008 and 2007 excludes the special items discussed in footnotes (c) and (d) above. Management believes these special items are not related to Omnicare’s ordinary course of business, as previously discussed in footnote (e) above.

(h)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others. Certain reclassifications of prior-year depreciation

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

and amortization amounts have been made for the Pharmacy Services and Corporate and Consolidating Segments to conform with the current-year presentation.

(i)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.

(j)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(k)

On March 27, 2008, the Company announced that its Board of Directors authorized a program to repurchase, from time to time, shares of Omnicare's outstanding common stock having an aggregate value of up to $100 million, depending on market conditions and other factors. In the three months ended June 30, 2008, the Company repurchased approximately 4.1 million shares at a cost of approximately $100 million. Accordingly, the Company has utilized the full amount of share repurchase authority and successfully completed the program. These repurchases were made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18 and other applicable legal requirements. On September 30, 2008, Omnicare had approximately 118.4 million shares of common stock outstanding.